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                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE - APRIL 18, 2001


CONTACT:   LINDA A. PLEIMAN
           DIRECTOR OF INVESTOR RELATIONS AND
           CORPORATE COMMUNICATIONS
           NS GROUP, INC.
           (859) 292-6809
           WWW.NSGROUPONLINE.COM


                     NS GROUP ANNOUNCES CONFERENCE CALL AND
                   SIMULTANEOUS WEB CAST ON MONDAY, APRIL 23


NEWPORT, Ky.--(BUSINESS WIRE)--April 18, 2001--Newport, Kentucky-based NS Group, Inc. (NYSE:NSS) announced today that the company will be hosting a conference call and simultaneous web cast call to review the results for the March 2001 quarter on Monday, April 23, 2001 at 2:00 p.m. Eastern Time.

The conference call will be broadcast live over the Internet. To access the call via web cast, log on to www.nsgrouponline.com. Please log on at least fifteen minutes prior to the commencement of the call to register, download and/or install any necessary software. The call is also available via telephone. Details concerning the conference call and web cast are available on the company's web site www.nsgrouponline.com on the Home Page and under the Investor Relations section.

A replay of the call will be available shortly after the call through April 27, 2001. Information concerning the replay can be found on the company's web site www.nsgrouponline.com on the Home Page and under the Investor Relations section.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The Company manufactures seamless and welded tubular steel products used in the drilling and exploration as well as the transmission of oil, natural gas and other fluids. NS Group is traded on the NYSE under the symbol: NSS. For more information about NS Group log on to www.nsgrouponline.com.

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